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                                                                       EXHIBIT J

ERNST & YOUNG LLP
                                                       725 South Figueroa Street
                                              Los Angeles, California 90017-5418
                                                              Phone:213 977 3200

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and to the use of our report dated February 11, 2000 in Post-Effective Amendment No. 14 under the Securities Act of 1933 and Amendment No. 16 under the Investment Company Act of 1940 to the Registration Statement (Form N-1/A, No. 2-87607) and related Prospectus and Statement of Additional Information of Nicholas Applegate Fund, Inc.


                                                  Ernst & Young LLP


Los Angeles, California
February 29, 2000